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                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Executive Restricted Stock Purchase Agreement, of our report dated January 26, 1999 with respect to the consolidated financial statements of PeopleSoft, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998 filed with the Securities and Exchange Commission.


                                                               ERNST & YOUNG LLP


Walnut Creek, California
August 5, 1999